Exhibit 99.1

SWK Holdings Corporation Announces 2019 First Quarter

Financial Results

•	Total revenues of approximately $9.4 million for the first quarter of 2019 compared to $6.8 million for the first quarter of 2018.

•	Net income of $6.6 million, or $0.51 per share, and non-GAAP Adjusted net income of $7.4 million, or $0.57 per share for the first quarter of 2019.

•	Closed two financings deploying $11.2 million. Post quarter close deployed $5.0 million with potential additional add-on funding of $7.5 million to existing portfolio companies.

•	Book value of $16.98 per share as of March 31, 2019 vs. $16.47 per share as of December 31, 2018.

Dallas, TX, May 15, 2019 – SWK Holdings Corporation (SWKH.OB) (“SWK” or the “Company”), a life science focused specialty finance company, announced its first quarter 2019 financial results.

First Quarter 2019 Highlights:

•	Reported total revenues of approximately $9.4 million for the quarter, compared to $6.8 million for the first quarter of 2018.

•	Reported adjusted net income of approximately $7.4 million, or $0.57 per diluted share, for the quarter, as compared to $4.4 million, or $0.34 per diluted share, for the first quarter of 2018.

•	Total income producing assets (defined as finance receivables and corporate debt securities) were approximately $154.9 million as of March 31, 2019, compared to $167.1 million as of December 31, 2018.

•	Repurchased 77,300 shares during the quarter at an average cost of $9.63 per share. Since November 2018 SWK has repurchased 222,366 shares at an average cost of $9.68 per share.

“We are pleased with the strong first quarter results highlighted by the closing of two new transactions, as well as, advancing additional capital to current partners subsequent to quarter close.” stated Winston Black, Chief Executive Officer of SWK. “We are also pleased to support the pending acquisition of Solsys Medical LLC by Misonix Inc. via an upsized facility. We anticipate closing additional deals during the balance of the year and remain highly focused on increasing shareholder value.”

Note:

•	All references to growth rate percentages and shares compare the results of the period to those of the prior year comparable period.

•	The Company reports its financial results in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance.

•	Non-GAAP Adjusted net income and its components and Non-GAAP Adjusted basic and diluted EPS are not, and should not be viewed as, substitutes for GAAP net income and its components and basic and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, we stress that these are Non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, Non-GAAP Adjusted net income and its components (unlike GAAP net income and its components) may not be comparable to the calculation of similar measures of other companies.

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Portfolio Overview

As of March 31, 2019, the Company’s total income producing assets were approximately $154.9 million as compared to $167.1 million as of December 31, 2018.

(in thousands)	March 31,	December 31,
	2019	2018
Finance receivables	$154,410	$166,610
Corporate debt securities	511	532
Less non-controlling interest	—	—
Total income producing assets	$154,921	$167,142

Warrant Assets	3,057	2,777
Total Portfolio Balance	$157,978	$169,919

During the quarter, the Company deployed $10.0 million via a new term loan to Cheetah Medical, Inc. and $1.2 million through the participation in a term loan to Aimmune Therapeutics, Inc., for a total of $11.2 million. These deployments were offset by a $20.0 million repayment of the EyePoint Pharmaceuticals term loan.

Post quarter close, SWK supported BIOLASE, Inc.’s capital needs through an additional $2.5 million of funding. The Company also helped facilitate the merger of Solsys Medical, LLC (“Solsys”) and Misonix, Inc. (“Misonix”) by advancing Solsys an incremental $2.5 million, with an additional $2.5 million if certain conditions are achieved; SWK also committed to advance Misonix an additional $5.0 million post consummation of the merger, if closed.

As of May 15, 2019, the Company and its partners have executed transactions with 34 different parties under its specialty finance strategy, funding an aggregate $499 million since 2012 in various financial products across the life science sector. At the end of the third quarter, the weighted average projected effective yield of the finance receivables portfolio was 15.0%. The projected effective yield is the rate at which income is expected to be recognized pursuant to the Company’s revenue recognition policies, if all payments are received pursuant to the terms of the finance receivables.

Total portfolio investment activity as of and for the three months ended March 31, 2019 was as follows (in thousands):

	Three Months Ended March 31,
	2019	2018
Beginning portfolio	$169,919	$154,838
Impairment expense and provision for loan credit losses	(609)	(1,179)
Interest paid-in-kind	406	47
Investment in finance receivables	11,186	29,250
Loan discount amortization and fee accretion	681	649
Net unrealized gain (loss) on marketable investments and derivatives	280	151
Principal payments received on investments	(20,906)	(716)
Royalty paydowns	(2,979)	(14,222)
Warrant investments, net of cancellations	—	258
Ending portfolio	$157,979	$169,334

Update on Share Repurchase Program

On December 21, 2018, SWK implemented the $3.5 million share repurchase program, or approximately 312,491 common shares, that its Board of Directors authorized to be executed in accordance with all applicable securities laws and regulations, including Rule 10b-18 of the Securities Exchange Act. The purchase period is December 21, 2018 through May 31, 2019.

As of May 14, 2019, the Company has repurchased 222,366 shares of its outstanding shares of common stock. Of the total 222,366 shares, 137,800 were repurchased under the share repurchase program at a total cost of $1.3 million, or $9.58 per share. As of March 31, 2019, the maximum number of shares that may yet be purchased under the plan is 174,691 shares.

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Results of Operations

Revenues

We generated revenues of $9.4 million and $6.8 million for the three months ended March 31, 2019 and 2018, respectively, which consisted of interest and fees earned on our finance receivables. The increase in revenue is primarily due to a $2.5 million increase in interest and fees earned on new and existing finance receivables and $3.4 million in exit and prepayment fees from a loan payoff. The increase in revenue was offset by a $2.6 million decrease in interest and fees earned on finance receivables that were paid off or paid down in 2018.

Provision for Credit Losses and Impairment Expense

During the three months ended March 31, 2019, we recognized credit loss provision expense of $0.6 million related to the Besivance® royalty, which was due to increases in sales chargebacks and various rebates (gross sales to net sales deductions) and lower sales volumes. We recognized an allowance for credit losses on a royalty of $1.2 million during the three months ended March 31, 2018. Please refer to Part I. Financial Information, Item 1. Financial Statements, Note 3 of the Notes to the Unaudited Condensed Consolidated Financial Statements for further information on the provision for credit losses recognized during the three months ended March 31, 2019.

General and Administrative

General and administrative expenses consist primarily of compensation, stock-based compensation and related costs for management, staff, Board of Directors, legal and audit expenses, and corporate governance. General and administrative expenses increased to $1.3 million for the three months ended March 31, 2019 from $1.2 million for the three months ended March 31, 2018, which was primarily due to an increase in the performance-based bonus accrual.

Other Income (Expense), Net

Other income for the three months ended March 31, 2019 reflected a net fair market value gain of $0.3 million on our warrant derivatives. Other income for the three months ended March 31, 2018, reflected a net fair market value gain of $0.3 million on our warrant derivatives and a net fair market value loss of $0.1 million on our equity securities.

Income Tax (Benefit) Expense

We recognized deferred income tax expense of $1.1 million and $1.0 million during the three months ended March 31, 2019 and 2018, respectively. The increase in deferred income tax expense was primarily due to an increase in net income.

Liquidity and Capital Resources

As of March 31, 2019, we had $39.2 million in cash and cash equivalents, compared to $20.2 million in cash and cash equivalents as of December 31, 2018. The primary driver of the net increase in our cash balance was $23.3 million related to the payoff of one finance receivable, offset by new and add-on investment funding of $11.2 million.

As of March 31, 2019, we had $5.8 million of unfunded commitments outstanding. Subsequent to quarter close a $2.0 million unfunded commitment to Veru was eliminated while a $2.5 million unfunded commitment to Solsys Medical was signed.

Adjusted Net Income

Net income in accordance with GAAP for the three month period ended March 31, 2019, was $6.6 million, or $0.51 per diluted share. The table below eliminates provisions for income taxes, non-cash mark-to-market changes on warrant assets and SWK’s warrant liability.

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The following tables provide a reconciliation of SWK’s reported (GAAP) consolidated net income to SWK’s adjusted net income attributable to SWK Holdings Corporation Stockholders (Non-GAAP) for the three ended March 31, 2019 and March 31, 2018:

(in thousands, except per share data)	Three Months Ended March 31,
	2019	2018
Consolidated net income	$6,559	$3,644
Plus: income tax (benefit) expense	1,111	954
Plus: loss on fair market value of equity securities	—	124
Subtract: gain on fair market value of warrant assets	(258)	(300)
Plus: gain on realized value of warrants	—	—
Adjusted income before provision for income tax	7,412	4,422
Adjusted provision for income tax	—	—
Non-GAAP consolidated net income	7,412	4,422
Non-GAAP adjusted net income attributable to non-controlling interest	—	0
Non-GAAP adjusted net income attributable to SWK Holdings Corporation Stockholders	$7,412	$4,422
Non-GAAP adjusted basic income per share	$0.57	$0.34
Non-GAAP adjusted diluted income per share	$0.57	$0.34
Weighted average shares - Basic	12,906	13,053
Weighted average shares - Diluted	12,909	13,057

In the presentation above, management has deducted the following non-cash items: (i) fair-market value of warrants as mark to market changes are non-cash, and (ii) income taxes as the Company has substantial net operating losses to offset against future income.

About SWK Holdings Corporation

SWK Holdings Corporation is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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SWK HOLDINGS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

Derived from unaudited financial statements

	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$39,183	$20,227
Interest receivable	1,930	2,195
Finance receivables, net	154,410	166,610
Corporate debt securities	511	532
Deferred tax asset	21,573	22,684
Warrant assets	3,057	2,777
Other assets	645	637
Total assets	$221,309	$215,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$2,301	$2,592
Warrant liability	35	13
Total liabilities	2,336	2,605

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	—	—
Common stock, $0.001 par value; 250,000,000 shares authorized; 12,898,599 and 12,933,674 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	13	13
Additional paid-in capital	4,431,856	4,432,499
Accumulated deficit	(4,212,896)	(4,219,455)
Total stockholders’ equity	218,973	213,057
Total liabilities and stockholders’ equity	$221,309	$215,662

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SWK HOLDINGS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

Derived from unaudited financial statements

	Three Months Ended March 31,
	2019	2018
Revenues:
Finance receivable interest income, including fees	$9,391	$6,817
Other	1	5
Total revenues	9,392	6,822
Costs and expenses:
Provision for credit losses	609	1,179
Interest Expense	102	—
General and administrative	1,269	1,221
Total costs and expenses	1,980	2,400
Other income (expense), net
Unrealized net gain on warrants	258	300
Unrealized net loss on equity securities	—	(124)
Income before provision for income taxes	7,670	4,598
Provision for income taxes	1,111	954
Consolidated net income	6,559	3,644
Net income per share
Basic	$0.51	$0.28
Diluted	$0.51	$0.28
Weighted Average Shares
Basic	12,906	13,053
Diluted	12,909	13,057

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SWK HOLDINGS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Derived from unaudited financial statements

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Consolidated net income	$6,559	$3,644
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan credit losses	609	1,179
Deferred income taxes	1,111	954
Change in fair value of warrants	(258)	(300)
Change in fair value of equity securities	—	124
Loan discount amortization and fee accretion	(600)	(837)
Interest paid-in-kind	(406)	(47)
Stock-based compensation	102	79
Interest income in excess of cash received	(81)	(70)
Other	(1)	4
Changes in operating assets and liabilities:
Interest receivable	265	58
Other assets	(9)	(189)
Accounts payable and other liabilities	(291)	610
Net cash provided by operating activities	7,000	5,209

Cash flows from investing activities:
Investment in finance receivables	(11,186)	(29,250)
Repayment of finance receivables	23,866	14,918
Corporate debt security principal payment	21	19
Other	—	(2)
Net cash provided by (used in) investing activities	12,701	(14,315)

Cash flows from financing activities:
Repurchases of common stock, including fees and expenses	(745)	—
Net cash used in financing activities	(745)	—

Net increase (decrease) in cash and cash equivalents	18,956	(9,106)
Cash and cash equivalents at beginning of period	20,227	30,557
Cash and cash equivalents at end of period	$39,183	$21,451

CONTACT: SWK Investor Relations at (972) 687-7250 or investor.relations@swkhold.com.

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